Exhibit 99.1

HyreCar Appoints Strategic Chief Financial Officer, Scott Brogi

Experienced Finance Executive to Help Drive Revenue Trajectory for Growing Carsharing Platform

LOS ANGELES, SEPTEMBER 27, 2018 - HyreCar, Inc. (Nasdaq:HYRE), the carsharing marketplace for ridesharing, today announced the appointment of Scott Brogi, a proven financial executive, as its Chief Financial Officer, effective September 27, 2018. Brogi previously led finance and operations for Teaching Channel, Inc., which was successfully sold earlier this year.

"We look forward to leveraging Scott's deep experience and financial acumen," said Joe Furnari, Chief Executive Officer of HyreCar. "HyreCar is growing rapidly within the Mobility as a Service sector, and his experience managing and directing financial operations is exactly what we've been looking for as we take our platform to the next level."

Brogi has prior CFO experience and has held leadership roles at public and private companies across various sectors, including education, entertainment, healthcare and internet services. He began his career in corporate banking and finance with Chase Manhattan Bank, and afterwards, led finance and development for successful startups like AccentCare and Pictage. Brogi also has a background in corporate financial planning and analysis for public companies, such as the Apollo Education Group.

"HyreCar is well-positioned as an enabler of the rapidly growing ridesharing market," said Brogi. "I look forward to being an integral part of this experienced executive team, while working closely with Joe and the board to drive revenue growth and margin improvements during this rapid growth phase of the Company's lifecycle and beyond."

Brogi has established an impressive track record of identifying disruptive growth opportunities, forging critical strategic relationships, leading organic growth of teams and facilitating mergers and acquisitions.

Brogi holds a BS in Finance from Syracuse University, an MS in Finance from Loyola College in Maryland, and an MBA in Entrepreneurial Finance from the UCLA Anderson School of Management.

About HyreCar

HyreCar Inc. (Nasdaq:HYRE) is the carsharing marketplace for ridesharing through its proprietary technology platform. The Company is establishing a leading presence in Mobility as a Service (MaaS) through vehicle owners and institutions, such as dealers and OEMs, who have been disrupted by automotive asset sharing. HyreCar currently operates in 34 states and Washington, D.C. providing a unique revenue opportunity for both owners and drivers. By providing a safe, secure, and reliable marketplace, HyreCar is transforming the industry - one driver, one vehicle, one road at a time. For more information, please visit www.hyrecar.com.

Forward Looking Statements

Statements in this release concerning HyreCar Inc.'s ("HyreCar" or the "Company") future expectations and plans, including, without limitation, HyreCar's expectations regarding its executive team, its ability to add and maintain additional car listings from car dealers and consumer demand for cars to be used for ridesharing, may constitute forward looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled "Risk Factors" in HyreCar's prospectus, dated June 26, 2018, that was filed with the U.S. Securities and Exchange Commission under File No. 333-225157, as well as discussions of potential risks, uncertainties, and other important factors in HyreCar's subsequent filings with the U.S. Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.